Media Contact:	Investor Contact:
Jodi Guilbault MIPS Technologies, Inc. +1 650-567-5035 jodi@mips.com	Deborah Stapleton Stapleton Communications Inc. +1 650 470-0200 ir@mips.com

MIPS Technologies Reports First Quarter 2007 Revenue and Expected Restatement
Contract and Royalty Revenues Show Strong Growth

MOUNTAIN VIEW, Calif. Oct. 25, 2006 — MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications, today reported revenue results for its first quarter of fiscal 2007, ended Sept. 30, 2006 and also provided an update on the investigation of historical stock-based compensation practices by a special committee of independent directors.

First Quarter Revenue
Revenue in the first quarter was $19.7 million, an increase of 8 percent over the prior quarter revenue of $18.3 million, and an increase of 65 percent from the $11.9 million in revenue reported in the first fiscal quarter a year ago.

Revenue from royalties was $11.2 million, an increase of 8 percent over the $10.4 million reported in the prior quarter and an increase of 39 percent from the $8.1 million reported in the first quarter a year ago. Contract revenue was $8.5 million, an increase of 7 percent from the $7.9 million reported in the prior quarter and an increase of 119 percent from the $3.9 million reported in the first quarter a year ago.

As previously announced, MIPS formed a special committee of independent members of its Board of Directors to review the Company’s historical option grant practices and the Company’s accounting for its option grants. Due to the continuing internal investigation, MIPS is not releasing first quarter fiscal 2007 earnings at this time.

“We had an excellent first quarter, with revenue up 65 percent year-over-year; this is the highest revenue level since early 2001,” said John Bourgoin, president and CEO. “MIPS earned strong royalties from three key market segments: digital TV, consumer, and broadband. Our strength in those and other markets drove MIPS-Based(TM) unit shipments to 90 million last quarter, continuing our impressive royalty growth.”

MIPS Technologies invites you to listen to management’s discussion of Q1 fiscal 2007 revenue results and guidance for Q2 fiscal 2007 in a live conference call today beginning at 1:45 p.m. Pacific time. The conference call number is 210-234-0004, and the replay number is 203-369-3426, which will be available for 7 days, beginning shortly after the end of the conference call. The password is MIPS. An audio replay of the conference call will be posted on the company’s website (www.mips.com/content/Corporate/InvestorRelations/ir) soon thereafter.

Stock Option Investigation Update and Expected Restatement
Though the investigation by the special committee remains ongoing, the special committee has reached a determination that, different measurement dates should have been used for computing compensation costs for certain historic stock option grants than those used in the preparation of the Company’s historical financial statements. The special committee has not yet completed its investigation to allow for the final determination of the proper measurement dates, and, therefore, the Company has not determined the amount of additional compensation expenses that will be recorded. Nonetheless, the Company has determined that its historical financial statements included in reports that it has previously filed with the Securities and Exchange Commission (“SEC”) will need to be restated. Consequently, such financial statements, and the Company’s earnings releases reporting periodic operating results and financial conditions for such periods should no longer be relied upon. To date, there is no basis to conclude that there was any intentional misconduct by current management.

The Company has not filed its Annual Report on Form 10-K for the year ended June 30, 2006, pending the completion of the special committee’s investigation. The Company plans to file the Annual Report as soon as practicable after the investigation is completed. The Company voluntarily contacted the SEC to inform them about the ongoing review, and the SEC has recently requested that the Company provide them with certain information relating to the Company’s stock option practices.

MIPS Technologies issued a press release on September 19, 2006 that the Company will request a hearing before the NASDAQ Listing Qualifications Panel in response to the receipt of a NASDAQ Staff Determination letter that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). The notice was issued in accordance with standard NASDAQ procedures due to the delayed filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006. Pending a decision of the Panel, the Company’s shares will continue to be listed on the NASDAQ Global Market. The Company has since requested and was granted a hearing which is scheduled for November 9, 2006, in which the Company’s management will present in person its plan to regain compliance with NASDAQ’s filing requirements. There can be no assurance that the hearing panel will grant the Company’s request for an extension that would allow the continued listing of the Company’s common stock on the NASDAQ Global Market.

Q1 FY2007 News Highlights:
From its founding more than 20 years ago, the MIPS(R) architecture has represented innovation and performance. Today, MIPS Technologies and its licensees continue to lead in system-performance and innovative solutions for established and emerging markets. With multiple design teams actively developing the architecture, hundreds of successful implementations throughout the world, and a vibrant ecosystem of third-party tools and software-MIPS continues to be at the core of the user experience.

Following are selected press release headlines from MIPS Technologies, and the company’s licensees, systems vendors and third party providers.

Ikanos Communications Selects MIPS Technologies MIPS32(R) 24KEc(TM) Processor Cores for Next-Generation Broadband SoCs

Dolby Laboratories and MIPS Technologies Poised to Deliver Next-Generation Audio Technology for Set-Top Box, HD DVD, and Blu-ray Disc Markets

Esmertec and MIPS Technologies Announce Optimal Java(TM) Solution on MIPS32(R) 24Kc(TM) Processor for Blu-ray Disc(TM) Products

ATI Selects MIPS Technologies for Next-Generation DTV and PC Multimedia SoCs

MIPS Technologies Introduces MIPS-Verified(TM) Program to Authenticate Licensed MIPS-Based(TM) Products Worldwide

MIPS Technologies Wins Top Honors from Electronique Magazine for Multi-threading Innovation

Atheros Launches XSPAN Value Solutions Featuring the Company’s First Advanced Network Processor, MIPS-Based(TM) AR7100

Sigma MIPS-Based(TM) Media Processors Proliferate Across Europe With the Launch of IPTV Services by Deutsche Telekom, Neuf, and Others

Broadcom Gains Momentum in Draft-802.11n Market as MIPS-Based(TM) Intensi-fi(TM) Technology Expands into Notebook PCs

Infineon Introduces Highly Integrated MIPS-Based(TM) SoC Solutions to Enable Higher Performance, Cost-Optimized VoIP Solutions for Next Generation Residential Gateways

Zoran Powers Sanyo’s New High Volume Flat-Panel High Definition Televisions for US Market; Features MIPS-Based(TM) SupraHD Processor

Actions Semiconductor Expands Product Portfolio with the introduction of its Series 13 product family

Cavium Networks Introduces New OCTEON Plus Multi-core MIPS64(R) Processors with World’s Highest Networking, Wireless and Security Performance

New ATI MIPS-Based(TM) Xilleon’R’ 260 Chip Supports Full HD For Worldwide Standards

Atheros Introduces Highly Optimized Platform for Next- Generation Wireless IP Phones — MIPS-Based(TM) AR6101 Solution

Syntax-Brillian Announces Three New Lines of Olevia LCD TVs; TVs Utilize MIPS-Based(TM) Xilleon CPU

Fraunhofer IIS Licenses Most Advanced MPEG-4 Audio Codec to NXP Semiconductors for MIPS-Based(TM) Nexperia Systems

About MIPS Technologies
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications. The company drives the broadest architectural alliance that delivers 32- and 64-bit embedded RISC solutions to the embedded market, and in combination with its licensees, offers the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products worldwide. MIPS Technologies licenses its intellectual property (IP) to today’s leading semiconductor companies, ASIC developers and system OEMs.

Today, MIPS-Based designs are integrated in millions of products around the world, including broadband devices from Linksys, digital cameras from Canon, DTVs and entertainment systems from Sony, DVD Recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco and laser printers from Hewlett Packard. Founded in 1998, MIPS Technologies is based in Mountain View, California, with offices worldwide. For more information, please contact (650) 567-5000 or visit http://www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding the restatement of historical financial statements. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance as to the length, cost, or outcome of the special committee’s review of historical option grant practices and the Company’s accounting for its option grants, or as to the potential impact of that review (including possible accounting impact); our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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